Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 9, 2007, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Atrion Corporation and subsidiaries on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of said reports in the Registration Statements for the aforementioned reports.

/s/ Grant Thornton LLP

Dallas, Texas
May 14, 2007